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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CancerVax Corporation Third Amended and Restated 2000 Stock Incentive Plan, the CancerVax Corporation 2003 Equity Incentive Award Plan and the CancerVax Corporation Employee Stock Purchase Plan, of our report dated March 14, 2002, with respect to the financial statements of Cell-Matrix, Inc., included in Amendment No. 4 to the Registration Statement of CancerVax Corporation on Form S-1 (No. 33-107993).

                                              /s/ ERNST & YOUNG LLP



San Diego, California
October 27, 2003